SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 20, 2015

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced fourth quarter and full year 2014 results through December 31, 2014.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Item 8.01

Other Events.

The Company also announced that its Board of Directors had declared a cash dividend of $0.01 per share, payable on February 17, 2015 to shareholders of record on February 2, 2015.

Exhibits

--------

Exhibit 99.1

Press release dated January 20, 2015, announcing the fourth quarter and full year 2014 results through December 31, 2014. The Company also announced that its Board of Directors had declared a cash dividend of $0.01 per share, payable on February 17, 2015 to shareholders of record on February 2, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Interim President & CEO

Date: January 20, 2015

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR OF 2014 AND DECLARES QUARTERLY COMMON STOCK DIVIDEND

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported fourth quarter 2014 net income available to common shareholders of $697,000, or $0.04 per diluted common share.  This compares to net income available to common shareholders of $1,789,000, or $0.09 per diluted common share, reported for the fourth quarter of 2013.  For the year ended December 31, 2014, the Company reported net income available to common shareholders of $2,813,000, or $0.15 per diluted share.  This represented a 42.3% decline in earnings per share from the full year 2013 where net income available to common shareholders totaled $4,984,000 or $0.26 per diluted common share.  The following table highlights the Company’s financial performance for both quarters and years ended December 31, 2014 and 2013:

	Fourth Quarter 2014	Fourth Quarter 2013	Year Ended December 31, 2014	Year Ended December 31, 2013

Net income	$749,000	$1,841,000	$3,023,000	$5,193,000
Net income available to common shareholders	$697,000	$1,789,000	$2,813,000	$4,984,000
Diluted earnings per share	$ 0.04	$ 0.09	$ 0.15	$0.26

Jeffrey A. Stopko, Interim President and Chief Executive Officer, commented on the fourth quarter 2014 financial results: “Our fourth quarter 2014 results included a $400,000 pension charge related to 25 employees who elected to participate in an early retirement incentive program.  Since the majority of these retired employees will not be replaced, the Company expects to achieve meaningful salary and benefits expense savings in 2015.   I was also pleased that we were able to grow net interest income by $1.2 million in 2014 due to continued growth of our loan portfolio while maintaining excellent asset quality.  Overall, AmeriServ Financial enters 2015 with a strong balance sheet that is well positioned for future growth.”

The Company’s net interest income in the fourth quarter of 2014 increased by $134,000 from the prior year’s fourth quarter and for the full year 2014 increased by $1,183,000, or 3.6%, when compared to the full year 2013.  The Company’s net interest margin of 3.52% for the full year 2014 was four basis points lower than the net interest margin of 3.56% for the full year 2013.  The Company has been able to mitigate this net interest margin pressure and to increase net interest income by both growing its earning assets and reducing its cost of funds. Specifically, the earning asset growth has occurred in the loan portfolio as total loans averaged a record $805 million for the full year 2014 which is $58 million, or 7.8%, higher than the $746 million average for the 2013 year.  This loan growth reflects the successful results of the Company’s more intensive sales calling efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans, which qualify as Small Business Lending Fund (SBLF) loans.  As a result of this growth in SBLF qualified loans, the Company has locked in the lowest preferred dividend rate available under the program of 1% until the first quarter of 2016.  Interest income in 2014 has also benefitted from reduced premium amortization on mortgage backed securities due to slower mortgage prepayment speeds.  Overall, total interest income has increased by $1,098,000 in 2014.  Total interest expense for the 2014 year declined by $85,000 from the full year 2013 due to the Company’s proactive efforts to reduce deposit costs.  Even with this reduction in deposit costs, the Company still experienced growth in deposits which reflects the loyalty of our core deposit base and ongoing efforts to cross sell new loan customers into deposit products.  Specifically, total deposits averaged a record level of $872 million for the full year 2014 which is $25 million, or 3.0%, higher than the $847 million average for the full year 2013.  This decreased interest expense for deposits has been partially offset by a $190,000 increase in the interest cost for borrowings as the Company has utilized more FHLB term advances to extend borrowings and provide protection against rising interest rates.

The Company recorded a $375,000 provision for loan losses in the fourth quarter of 2014 compared to a negative provision for loan losses of $1.0 million recognized in the fourth quarter of 2013.  This represents an unfavorable swing of $1,375,000 between periods and is the largest factor contributing to the lower fourth quarter earnings in 2014.   The positive provision in the fourth quarter of 2014 was needed to cover net loan charge-offs and support the continuing growth of the loan portfolio.  The large negative provision in the fourth quarter of 2013 resulted from the release of reserves due to the pay-off of a large classified loan and a continued reduction in the level of criticized loans and non-performing assets.   For the full year 2014, the Company also recorded a $375,000 provision for loan losses compared to a $1.1 million negative provision for the 2013 year.  The Company experienced net loan charge-offs of $334,000, or 0.16% of total loans, in the fourth quarter of 2014 compared to net loan charge-offs of $80,000, or 0.04% of total loans, in the fourth quarter of 2013.  However, for the full year 2014 actual credit losses realized through net charge-offs totaled $856,000, or 0.11% of total loans, which represents a decrease from the 2013 year when net charge-offs totaled $1.4 million, or 0.18% of total loans.  Overall, for the 2014 year, the Company continued to maintain outstanding asset quality.  At December 31, 2014, non-performing assets totaled $2.9 million, or only 0.35% of total loans, which represents the first time that our non-performing assets have been under $3 million since 2007.    When determining the provision for loan losses, the Company considers a number of factors, some of which include periodic credit reviews, non-performing assets, loan delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In summary, the allowance for loan losses provided a strong 400% coverage of non-performing loans, and 1.16% of total loans, at December 31, 2014, compared to 327% coverage of non-performing loans, and 1.29% of total loans, at December 31, 2013.

Total non-interest income in the fourth quarter of 2014 decreased by $307,000 from the prior year’s fourth quarter and for the full year 2014 decreased by $1.4 million, or 9.0%, when compared to the full year 2013.  The primary factors causing the fourth quarter 2014 decline were a $93,000 decrease in deposit service charges and a $61,000 decrease in trust and investment advisory fees.  The decline in deposit service charges was due to fewer overdraft charges and account analysis fees as customers have generally maintained higher balances in their checking accounts in 2014.  The decline in trust and investment advisory fees was caused by the loss of certain clients at our investment advisory subsidiary due to the departure of the former chief executive officer of that business line earlier in 2014.  The largest factor contributing to the $1.4 million decline in non-interest income for the full year 2014 was reduced revenue from residential mortgage banking activities due to lower refinance activity as a result of higher mortgage rates and reduced purchase activity, particularly in the first quarter of 2014.  This caused gains realized on residential mortgage loan sales into the secondary market and other mortgage related fees to decrease by a total of $525,000 for the 2014 year.  Other factors contributing to the non-interest income decline for the full year 2014 included a $249,000 decrease in bank owned life insurance revenue due largely to the receipt of a death claim in 2013, a $226,000 reduction in financial services commission revenue, and a net unfavorable swing of $140,000 on other real estate owned property transactions.

Total non-interest expense in the fourth quarter of 2014 increased by $24,000 from the prior year’s fourth quarter and for the full year 2014 increased by $1.1 million, or 2.7%, when compared to the full year 2013.  The item responsible for the fourth quarter 2014 increase was a $400,000 pension charge related to 25 employees who elected to participate in an early retirement incentive program.  Without this charge, non-interest expense would have declined in the fourth quarter of 2014 as savings from our previously announced profitability improvement program are beginning to take hold.  The largest factors contributing to the $1.1 million increase in non-interest expense for the full year 2014 included a $669,000 goodwill impairment charge and a $1.1 million increase in professional fees.  As previously disclosed, the Company recorded the goodwill impairment charge in the third quarter of 2014 as a loss of clients caused a reduction in the projected earnings capacity of our investment advisory subsidiary.  The increased professional fees in 2014 were due to higher legal costs related to litigation against the former CEO of our investment advisory subsidiary, the consulting costs associated with our profitability improvement project and new recurring costs related to outsourcing our computer operations and statement processing to a third party vendor.  The overall cost savings benefit from outsourcing these services is captured in lower personnel costs in these departments and reduced software expense, which is a key factor contributing to the decline in other expenses of $541,000 for the full year 2014.  Finally, the Company recorded an income tax expense of $1.6 million, or an effective tax rate of 34.6%, for the 2014 year compared to income tax expense of $2.3 million, or an effective tax rate of 30.6%, for the 2013 year.  The higher effective tax rate in 2014 was primarily due to the non-deductibility of the goodwill impairment charge for tax purposes.

The Company had total assets of $1.09 billion, shareholders’ equity of $114 million, a book value of $4.97 per common share and a tangible book value of $4.33 per common share at December 31, 2014.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status with a risk based capital ratio of 14.80%, an asset leverage ratio of 11.34% and a tangible common equity to tangible assets ratio of 7.56% at December 31, 2014.

QUARTERLY COMMON STOCK DIVIDEND

The Company also announced that its Board of Directors declared a $0.01 per share quarterly common stock cash dividend.  The cash dividend is payable February 17, 2015 to shareholders of record on February 2, 2015.  This cash dividend represents a 1.3% annualized yield using the January 13, 2015 closing common stock price of $3.02.  For the full year 2014, the Company’s dividend payout ratio was 26.7%.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2014

(In thousands, except per share and ratio data)

(Unaudited)

2014

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$930	$979	$365	$749	$3,023
Net income available to common shareholders	877	927	312	697	2,813

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.36%	0.37%	0.14%	0.28%	0.29%
Return on average equity	3.30	3.41	1.25	2.54	2.61
Net interest margin	3.56	3.47	3.42	3.49	3.52
Net charge-offs (recoveries) as a percentage of average loans	-	(0.02)	0.28	0.16	0.11
Loan loss provision (credit) as a percentage of average loans	-	-	-	0.18	0.05
Efficiency ratio	89.02	88.29	93.68	87.58	89.63

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.02	$0.04	$0.15
Average number of common shares outstanding	18,786	18,795	18,795	18,795	18,793
Diluted	0.05	0.05	0.02	0.04	0.15
Average number of common shares outstanding	18,904	18,936	18,908	18,887	18,908
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.04

2013

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,056	$1,070	$1,226	$1,841	$5,193
Net income available to common shareholders	1,004	1,018	1,173	1,789	4,984

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.43%	0.43%	0.47%	0.70%	0.51%
Return on average equity	3.86	3.86	4.44	6.57	4.69
Net interest margin	3.59	3.50	3.46	3.57	3.56
Net charge-offs (recoveries) as a percentage of average loans	0.76	(0.02)	(0.02)	0.04	0.18
Loan loss provision (credit) as a percentage of average loans	(0.14)	0.08	-	(0.51)	(0.15)
Efficiency ratio	89.52	86.28	85.41	86.17	86.83

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.06	$0.10	$0.26
Average number of common shares outstanding	19,168	19,039	18,784	18,784	18,942
Diluted	0.05	0.05	0.06	0.09	0.26
Average number of common shares outstanding	19,257	19,128	18,878	18,879	19,034
Cash dividends declared	$0.00	$0.01	$0.01	$0.01	$0.03

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2014

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,051,108	$1,063,717	$1,070,431	$1,089,263
Short-term investments/overnight funds	9,019	8,013	6,662	9,092
Investment securities	154,754	153,603	150,471	146,950
Loans and loans held for sale	789,620	804,675	817,887	832,131
Allowance for loan losses	10,109	10,150	9,582	9,623
Goodwill	12,613	12,613	11,944	11,944
Deposits	875,333	873,908	872,170	869,881
FHLB borrowings	40,483	52,677	63,438	80,880
Shareholders’ equity	114,590	115,946	116,146	114,407
Non-performing assets	3,274	4,469	3,897	2,917
Asset leverage ratio	11.50%	11.56%	11.44%	11.34%
Tangible common equity ratio	7.80	7.83	7.86	7.56
PER COMMON SHARE:
Book value (A)	$4.97	$5.05	$5.06	$4.97
Tangible book value (A)	4.31	4.38	4.43	4.33
Market value	3.85	3.48	3.30	3.13
Trust assets – fair market value (B)	$1,692,663	$1,778,522	$1,774,988	$1,784,278

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	347	345	341	314
Branch locations	18	17	17	17
Common shares outstanding	18,793,388	18,794,888	18,794,888	18,794,888

2013

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$999,718	$1,025,084	$1,038,144	$1,056,036
Short-term investments/overnight funds	23,995	9,291	8,646	9,778
Investment securities	162,866	168,284	167,110	160,165
Loans and loans held for sale	717,852	751,522	763,681	786,748
Allowance for loan losses	10,960	11,145	11,183	10,104
Goodwill	12,613	12,613	12,613	12,613
Deposits	847,189	840,272	852,211	854,522
FHLB borrowings	16,000	50,292	52,096	66,555
Shareholders’ equity	111,445	109,282	110,370	113,307
Non-performing assets	4,387	5,027	5,037	4,109
Asset leverage ratio	11.58%	11.52%	11.44%	11.45%
Tangible common equity ratio	7.88	7.47	7.48	7.64
PER COMMON SHARE:
Book value (A)	$4.72	$4.70	$4.76	$4.91
Tangible book value (A)	4.06	4.03	4.09	4.24
Market value	3.13	2.74	3.15	3.03
Trust assets – fair market value (B)	$1,566,236	$1,562,366	$1,599,402	$1,668,654

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	357	360	358	352
Branch locations	18	18	18	18
Common shares outstanding	19,168,188	18,784,188	18,784,188	18,784,188

NOTES:

(A)

Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2014

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,032	$8,939	$9,019	$9,352	$36,342
Interest on investments	1,063	1,044	1,000	992	4,099
Total Interest Income	10,095	9,983	10,019	10,344	40,441

INTEREST EXPENSE
Deposits	1,211	1,240	1,237	1,201	4,889
All borrowings	359	359	379	411	1,508
Total Interest Expense	1,570	1,599	1,616	1,612	6,397

NET INTEREST INCOME	8,525	8,384	8,403	8,732	34,044
Provision (credit) for loan losses	-	-	-	375	375
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,525	8,384	8,403	8,357	33,669

NON-INTEREST INCOME
Trust and investment advisory fees	2,032	1,948	1,807	1,978	7,765
Service charges on deposit accounts	478	501	507	471	1,957
Net realized gains on loans held for sale	101	171	275	201	748
Mortgage related fees	117	160	190	123	590
Net realized gains on investment securities	57	120	-	-	177
Bank owned life insurance	187	185	188	189	749
Other income	560	553	626	598	2,337
Total Non-Interest Income	3,532	3,638	3,593	3,560	14,323

NON-INTEREST EXPENSE
Salaries and employee benefits	6,314	6,107	6,139	6,400	24,960
Net occupancy expense	839	717	709	699	2,964
Equipment expense	470	494	468	460	1,892
Professional fees	1,308	1,464	1,360	1,277	5,409
FDIC deposit insurance expense	160	154	159	163	636
Goodwill impairment charge	-	-	669	-	669
Other expenses	1,647	1,684	1,739	1,771	6,841
Total Non-Interest Expense	10,738	10,620	11,243	10,770	43,371

PRETAX INCOME	1,319	1,402	753	1,147	4,621
Income tax expense	389	423	388	398	1,598
NET INCOME	930	979	365	749	3,023
Preferred stock dividends	53	52	53	52	210
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$877	$927	$312	$697	$2,813

2013

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$8,628	$8,590	$8,765	$9,137	$35,120
Interest on investments	1,074	1,037	1,046	1,066	4,223
Total Interest Income	9,702	9,627	9,811	10,203	39,343

INTEREST EXPENSE
Deposits	1,350	1,288	1,274	1,252	5,164
All borrowings	310	318	337	353	1,318
Total Interest Expense	1,660	1,606	1,611	1,605	6,482

NET INTEREST INCOME	8,042	8,021	8,200	8,598	32,861
Provision (credit) for loan losses	(250)	150	-	(1,000)	(1,100)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,292	7,871	8,200	9,598	33,961

NON-INTEREST INCOME
Trust and investment advisory fees	1,881	1,999	1,893	2,039	7,812
Service charges on deposit accounts	511	538	560	564	2,173
Net realized gains on loans held for sale	386	241	285	177	1,089
Mortgage related fees	201	228	212	133	773
Net realized gains on investment securities	71	-	66	67	204
Bank owned life insurance	201	388	204	205	998
Other income	565	681	766	682	2,695
Total Non-Interest Income	3,816	4,075	3,986	3,867	15,744

NON-INTEREST EXPENSE
Salaries and employee benefits	6,331	6,176	6,251	6,357	25,115
Net occupancy expense	773	751	694	719	2,937
Equipment expense	455	455	429	512	1,851
Professional fees	1,035	1,150	1,034	1,108	4,327
FDIC deposit insurance expense	134	151	152	174	611
Other expenses	1,894	1,759	1,853	1,876	7,382
Total Non-Interest Expense	10,622	10,442	10,413	10,746	42,223

PRETAX INCOME	1,486	1,504	1,773	2,719	7,482
Income tax expense	430	434	547	878	2,289
NET INCOME	1,056	1,070	1,226	1,841	5,193
Preferred stock dividends	52	52	53	52	209
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,004	$1,018	$1,173	$1,789	$4,984

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2014

2013

		TWELVE		TWELVE
	4QTR	MONTHS	4QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$827,613	$804,721	$775,273	$746,490
Deposits with banks	8,186	7,227	6,504	8,027
Short-term investment in money market funds	1,235	1,243	2,709	3,260
Fed funds sold	-	-	-	79
Total investment securities	153,000	157,238	168,084	168,521
Total interest earning assets	990,034	970,429	952,570	926,377

Non-interest earning assets:
Cash and due from banks	16,254	16,919	17,022	16,795
Premises and equipment	13,310	13,282	13,389	12,839
Other assets	68,787	69,423	71,386	75,360
Allowance for loan losses	(9,501)	(9,951)	(11,020)	(11,434)

Total assets	$1,078,884	$1,060,102	$1,043,347	$1,019,937

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$103,500	$97,641	$83,582	$75,126
Savings	89,274	89,554	86,892	87,819
Money market	225,907	228,150	217,966	212,735
Other time	297,783	300,915	311,731	312,741
Total interest bearing deposits	716,464	716,260	700,171	688,421
Borrowings:
Federal funds purchased and other short-term borrowings	25,316	18,783	31,121	17,973
Advances from Federal Home Loan Bank	39,723	32,885	23,069	18,170
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Total interest bearing liabilities	794,588	781,013	767,446	737,649

Non-interest bearing liabilities:
Demand deposits	160,515	155,365	154,026	158,169
Other liabilities	6,694	7,969	10,619	13,378
Shareholders’ equity	117,087	115,755	111,256	110,741
Total liabilities and shareholders’ equity	$1,078,884	$1,060,102	$1,043,347	$1,019,937